Exhibit 21.1

WILLIS LEASE FINANCE CORPORATION
AND SUBSIDIARIES
List of Subsidiaries

Subsidiary	State or Jurisdiction of Incorporation
Carbonshift LLC	Delaware
Coconut Creek Aviation Assets LLC	Delaware
Facility Engine Acquisition LLC	Delaware
WEST Engine Acquisition LLC	Delaware
WEST Engine Funding LLC	Delaware
WEST III Engines (Ireland) Limited	Rep. of Ireland
WEST III France	France
WEST IV Engines (Ireland) Limited	Rep. of Ireland
WEST IV France	France
WEST V Engines (Ireland) Limited	Rep. of Ireland
WEST V France	France
WEST VI Assets Corporation	Delaware
WEST VI Engines (Ireland) Limited	Rep. of Ireland
Willis Aeronautical Services, Inc.	Delaware
Willis Asset Management Limited	United Kingdom
Willis Aviation Finance LLC	Delaware
Willis Aviation Services Limited	United Kingdom
Willis Engine Structured Trust III	Delaware
Willis Engine Structured Trust IV	Delaware
Willis Engine Structured Trust V	Delaware
Willis Engine Structured Trust VI	Delaware
Willis Lease (Ireland) Limited	Rep. of Ireland
Willis Lease Finance (Ireland) Limited	Rep. of Ireland
Willis Lease Finance India IFSC Private Limited	India
Willis Lease France	France
Willis Lease Machinery (Shanghai) Co., Limited	People’s Republic of China
Willis Lease Marine LLC	Cayman Islands
Willis Lease Singapore Pte. Ltd.	Singapore
Willis Sustainable Fuels (UK) Limited	United Kingdom
WLFC (Ireland) Limited	Rep. of Ireland
WLFC Funding (Ireland) Limited	Rep. of Ireland